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                                                                    Exhibit 10.9


                                LICENSE AGREEMENT

         LICENSE AGREEMENT (this "Agreement") dated as of the 18th day of October, 2004 (the "Effective Date"), by and among ORCEL LLC ("Orcel") and ORTEC INTERNATIONAL INC. ("Ortec"; Orcel and Ortec being herein individually called a "Licensor" and collectively called the "Licensors") and CAMBREX BIO SCIENCE WALKERSVILLE, INC. (the "Licensee").

                              W I T N E S S E T H:

         WHEREAS, Ortec and the Licensee are parties to a Cell Therapy Manufacturing Agreement, dated as of October 29, 2003, as amended by Amendment No. 1 to Cell Therapy Manufacturing Agreement dated as of October 18, 2004 (as so amended and as the same may be further amended from time to time, the "Manufacturing Agreement"), pursuant to which the Licensee has agreed, among other things, to produce a product containing human cells intended for therapeutic use in humans;

         WHEREAS, concurrently with the execution and delivery hereof, Ortec and the Licensee are entering into a Sales Agency Agreement, dated as of October 18, 2004 (as the same may be amended from time to time, the "Sales Agreement"), pursuant to which the Licensee has agreed to be Ortec's exclusive agent to market and sell Orcel'r' on behalf of Ortec;

         WHEREAS, concurrently with the execution and delivery hereof, Orcel, Ortec and the Licensee are entering into a Security Agreement dated as of October 18, 2004 (as the same may be amended from time to time, the "Security Agreement"), pursuant to which Orcel and Ortec grant the Licensee a security interest in the Collateral (as defined in the Security Agreement) to secure the Licensors' obligations to the Licensee under the Manufacturing Agreement, the Sales Agreement and this Agreement;

         WHEREAS, Orcel and Ortec are parties to a Management and Licensing Agreement dated as of August 29, 2001 (as the same may be amended from time to time, the "Management and Licensing Agreement") pursuant to which, among other things, Orcel has licensed certain intellectual property rights to Ortec; and

         WHEREAS, in connection with the performance of its duties under the Manufacturing Agreement and the execution of the Sales Agreement, the Licensee desires to obtain from the Licensors, and the Licensors are willing to grant, an exclusive license under the Licensed Intellectual Property (as defined below) in the Territory (as defined below) upon the terms and conditions set forth below.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

                          SECTION 1. DEFINITIONS, ETC.

         1.1 Definitions. For the purpose of this Agreement, the following words and phrases shall have the meanings set forth below:


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         1.1.1 "Affiliate" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such Person and, in the case of any natural Person, any other Person related by blood or marriage or the legal representative of any such Person. For purposes hereof, the term "control" (including, with its correlative meanings, the terms "controlled by" and "under common control with", with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person (whether through the ownership of voting securities, by contract or otherwise); provided, that in each event in which any Person owns directly or indirectly more than 50% of the securities having ordinary voting power for the election of directors or other governing body of a corporation or more than 50% of the ownership interest of any other Person, such Person shall be deemed to control such corporation or other Person.

         1.1.2 "CCS Technology" means the proprietary technology set forth and described on Exhibit A hereto.

         1.1.3 "Confidential Information" has the meaning provided in Section
7.1 hereof.

         1.1.4 "Consent and Agreement" means the Consent and Agreement dated as of October 18, 2004 between PRF and the Licensee, as the same may be amended from time to time.

         1.1.5 "Control" means, with respect to any Licensed Intellectual Property, the possession of the ability to grant a license or sublicense with respect thereto as provided for herein without violating the terms of any agreement with, or the rights of, any third Person.

         1.1.6 "Know-How" means any and all non-patented proprietary technology and information necessary for the practice of the Patents included in the Licensed Intellectual Property, and owned or Controlled by one or both Licensors or their Affiliates.

         1.1.7 "Launch Date" shall have the meaning provided in the Sales Agreement.

         1.1.8 "Licensed Intellectual Property" means, relating to the Licensed Products, the CCS Technology, all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent rights, patent applications and invention disclosures, together with all reissuance, continuations, continuations-in-part, names, service names, including all goodwill associated therewith, and copyrights and all applications and registrations for any of the foregoing, and all Know-How.

         1.1.9 "Licensed Products" means any and all "Products" as such term is defined in the Sales Agreement.

         1.1.10 "Licensee Improvements" means any and all improvements to the Licensed Intellectual Property or any Licensed Product discovered or developed by the Licensee during the Term (as defined in Section 12.1 hereof) of this Agreement.

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         1.1.11 "Licensor Improvements" means any and all improvements to the
Licensed Intellectual Property or any Licensed Product discovered or developed by a Licensor or both Licensors during the Term of this Agreement.

         1.1.12 "Ortec/Orcel License Agreement" means the Exclusive License Agreement dated as of August 29, 2001 between Ortec and Orcel, as the same may be amended from time to time.

         1.1.13 "Patents" means, relating to the Licensed Products, all patents, patent applications and patent disclosures, together with all reissuance, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof relating to the Licensed Products, composition of matter, formulation, or methods of manufacture or use thereof, including, without limitation, those identified on Exhibit B hereto.

         1.1.14 "Person" means any individual, estate, trust, partnership, joint venture, association, firm, corporation or company, or governmental body, agency or official, or any other entity.

         1.1.15 "PRF" means Paul Royalty Fund, L.P.

         1.1.16 "PRF Security Agreement" means the Amended and Restated Security Agreement dated as of October 18, 2004 among Ortec, Orcel and PRF, as the same may be amended from time to time.

         1.1.17 "Territory" means the United States of America (including the Commonwealth of Puerto Rico and other U.S. territories and possessions).

         1.1.18 "Trademarks" means each Licensor's registered and unregistered tradenames and/or trademarks that relate to the Licensed Products, whichever is appropriate.

         1.1.19 "U.S. Dollars" and the sign "$" each means lawful currency of the United States of America.

         1.2 Manufacturing Agreement and Sales Agreement. Copies of the Manufacturing Agreement and the Sales Agreement, as in effect on the date hereof, are attached hereto as Exhibit C and Exhibit D, respectively. To the extent applicable to this Agreement, all financial terms of Section 11 of the Manufacturing Agreement, the terms of Section 15 of the Sales Agreement and all financial terms of Sections 3(c) and 4 of the Sales Agreement, in each case as amended from time to time, are hereby incorporated herein by reference and shall apply to this Agreement, whether or not the Manufacturing Agreement or the Sales Agreement shall be in effect at any particular time. However, this Agreement is separate and distinct from the Manufacturing Agreement and the Sales Agreement and, in the event of any termination or suspension of the Manufacturing Agreement and/or the Sales Agreement, this Agreement shall continue in full force and effect.




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                                SECTION 2. GRANT

         2.1 Grant of License. Upon the terms and subject to the conditions herein stated, each Licensor hereby grants the Licensee as of the Effective
Date:

                  (a) an exclusive license (and/or sublicense, as applicable) to make (including the right to practice methods, processes and procedures), have made, manufacture, package, use, distribute, market and sell the Licensed Products in the Territory under the Licensed Intellectual Property now or hereinafter owned or licensed by such Licensor, including, without limitation, Patent applications and Patents now or hereinafter acquired, covering the Licensed Products and/or any process relating to the manufacture of the Licensed Products; and

                  (b) an exclusive license (and/or sublicense, as applicable) to use the Trademarks in the Territory.

         2.2 Management and Licensing Agreement. The rights granted to the Licensee pursuant to Section 2.1 above include, but are not limited to, a license by Orcel and a sublicense by Ortec of certain "Intellectual Property" and "Trademarks" (as such terms are defined in the Management and Licensing Agreement) and other rights which previously have been licensed on an exclusive basis by Orcel to Ortec under the Management and Licensing Agreement. To the extent that the rights granted to the Licensee under Section 2.1 above are included in such exclusive license to Ortec under the Management and Licensing Agreement, (a) the exclusive license by Orcel to the Licensee under Section 2.1 hereof and the exclusive license by Orcel to Ortec under the Management and Licensing Agreement shall be deemed to be co-exclusive and (b) all of the rights so licensed to Ortec on a co-exclusive basis are included in the exclusive sublicense by Ortec to the Licensee pursuant to Section 2.1 above. The parties hereto agree that this Agreement is a permitted license or sublicense, as applicable, under the terms of the Management and Licensing Agreement and does not constitute a default by Orcel or Ortec under any of the provisions thereof. Orcel and Ortec agree that they will not modify, amend or terminate the Management and Licensing Agreement without the prior written consent of the Licensee, which (for any modification, amendment or termination approved by PRF) shall not be unreasonably withheld unless such modification, amendment or termination could reasonably be expected to have an adverse effect on the Licensee's rights hereunder or under the Manufacturing Agreement, the Sales Agreement, the Security Agreement or the Consent and Agreement, in which case the Licensee may withhold its consent without regard to whether such withholding is reasonable. The provisions of this Section 2.2 clarify but do not expand the license grant contained in Section 2.1 above.

         2.3 Ortec/Orcel License Agreement. The rights granted to the Licensee pursuant to Section 2.1 above include, but are not limited to, a license by Ortec and a sublicense by Orcel of certain "Licensed Patent Rights" (as defined in the Ortec/Orcel License Agreement) and other rights which previously have been licensed on an exclusive basis by Ortec to Orcel under the Ortec/Orcel License Agreement. To the extent that the rights granted to the Licensee under
Section 2.1 above are included in such exclusive license to Orcel under the Ortec/Orcel License Agreement, (a) the exclusive license by Ortec to the Licensee under Section 2.1 hereof and the exclusive license by Ortec to Orcel under the Ortec/Orcel License Agreement shall be deemed to


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be co-exclusive and (b) all of the rights so licensed to Orcel on a co-exclusive basis are included in the exclusive sublicense by Orcel to the Licensee pursuant to Section 2.1 above. The parties hereto agree that this Agreement is a permitted license or sublicense, as applicable, under the terms of the Ortec/Orcel License Agreement and does not constitute a default by Orcel or Ortec under any of the provisions thereof. Orcel and Ortec agree that they will not modify, amend or terminate the Ortec/Orcel License Agreement without the prior written consent of the Licensee, which (for any modification, amendment or termination approved by PRF) shall not be unreasonably withheld unless such modification, amendment or termination could reasonably be expected to have an adverse effect on the Licensee's rights hereunder or under the Manufacturing Agreement, the Sales Agreement, the Security Agreement or the Consent and Agreement, in which case the Licensee may withhold its consent without regard to whether such withholding is reasonable. The provisions of this Section 2.3 clarify but do not expand the license grant contained in Section 2.1 above.

                              SECTION 3. ROYALTIES

         3.1 Royalty Obligations. The Licensee shall pay to the Licensors royalties in an amount equal to the net amount payable to the Licensors pursuant to Sections 3(c) and 4 of the Sales Agreement (or the net amount which would be so payable to the Licensors, if all payments were then being made under the Sales Agreement and the Manufacturing Agreement). For the avoidance of doubt, in calculating such net amount, the Licensee shall be entitled to take into account any payments then actually being made under the Manufacturing Agreement and /or the Sales Agreement and shall also be entitled to deduct from such net amount
(a) all Commissions and Transaction Fees (as such terms are defined in the Sales Agreement) and any other amounts which the Licensee would be permitted to deduct under the Sales Agreement, whether or not the Sales Agreement is then in effect, and (b) any amounts which would be due and payable by one or both Licensors to the Licensee under the Manufacturing Agreement, whether or not the Manufacturing Agreement is then in effect. Such net amount shall be payable at the times and in the manner provided in the Sales Agreement. Upon any payment of such net amount to the Licensors under the Sales Agreement, such payment shall be deemed to have been made hereunder and no additional or duplicative payment shall be due hereunder with respect thereto. To the extent that the Licensors receive proceeds from the sale of Licensed Products which would otherwise be part of the net amount payable to them hereunder, the Licensee shall be deemed to have paid such net amount to the Licensors hereunder.

         3.2 Acknowledgement. The Licensors and the Licensee acknowledge that, pursuant to the PRF Security Agreement, PRF has been granted a security interest in the Licensors' right, title and interest in and to this Agreement. All amounts payable by the Licensee to the Licensors hereunder shall be paid into the PRF/Cambrex Lockbox Account (as defined in the Consent and Agreement) and disposition of those funds will be governed by the Consent and Agreement.



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                         SECTION 4. PATENT PROSECUTION

         4.1 Prosecution Obligation. The Licensors shall apply for, seek prompt issuance of and maintain during the Term of this Agreement any and all Patents in the Territory which are included in the Licensed Intellectual Property. All costs and expenses of the prosecution and maintenance of such Patents shall be borne by the Licensors and not by the Licensee.

                      SECTION 5. THIRD PARTY INFRINGEMENT

         5.1 Third Party Infringement.

                  5.1.1 Notice. In the event that any party becomes aware of any potential infringement of the Licensed Intellectual Property or the Patents, such party shall notify the other parties of the potential infringement in writing and must provide a summary of the relevant facts and circumstances known to such party relating to such infringement. Neither party will notify a third Person of the potential infringement of any of the Licensed Intellectual Property or the Patents without first obtaining consent of the other parties, which consent shall not be unreasonably withheld or delayed. The parties agree to consult with each other, prior to the commencement of any legal or patent office proceedings, as to the most effective way of pursuing such matter.

                  5.1.2 Licensors' Options. During the Term of this Agreement, the Licensors shall be entitled to prosecute, at their own expense, any infringements of the Licensed Intellectual Property and the Patents, to defend the Licensed Intellectual Property and Patents and to recover any damages, awards or settlements resulting therefrom. The Licensee hereby agrees that the Licensors may join the Licensee as a party plaintiff in any such suit, without expense to the Licensee. The Licensors shall hold harmless and indemnify the Licensee from and against any order for costs arising without fault of the Licensee that may be made against the Licensee by reason of being named a party plaintiff in such proceedings. The Licensors shall have sole control of any such suit and all negotiations for its settlement or compromise, provided that the Licensors shall not settle or compromise any such suit or enter into any consent order for the settlement or compromise thereof that adversely affects the Licensed Intellectual Property or the Patents or any of the licenses or rights of the Licensee hereunder, without the prior written consent of the Licensee, which consent shall not be unreasonably withheld or delayed. The total cost of any infringement action commenced or defended solely by the Licensors shall be borne by the Licensors.

                  5.1.3 Licensee's Options. If, within ninety (90) days after having been notified of any potential infringement subject to the provisions of Sections 5.1.2, the Licensors shall have been unsuccessful in causing the alleged infringer to desist and shall not have brought and shall not be diligently prosecuting an infringement action, or if the Licensors notify the Licensee at any time prior thereto of their intention not to bring suit against any alleged infringer, then, in those events only, the Licensee shall have the right, but shall not be obligated, to prosecute, at its own expense, any infringements of the Licensed Intellectual Property and the Patents, to defend the Licensed Intellectual Property and the Patents and to recover any damages, awards or settlements resulting therefrom. The Licensors hereby agree that the Licensee may join the Licensors as party plaintiffs in any such suit, without expense to the Licensors. The Licensee

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shall hold harmless and indemnify the Licensors from and against any order for costs arising without fault of the Licensors that may be made against the Licensors by reason of being named party plaintiffs in such proceedings. The Licensee shall have sole control of any such suit and all negotiations for its settlement or compromise, provided that the Licensors shall not settle or compromise any such suit or enter into any consent order for the settlement or compromise thereof that adversely affects the Licensed Intellectual Property and the Patents, without the prior written consent of the Licensors. The total cost of any infringement action commenced or defended solely by the Licensee shall be borne by the Licensee.

                  5.1.4 Applications of Awards. Any damages, awards or settlements collected pursuant to this Section 5.1 shall be allocated first to the costs and expenses of the party bringing suit, then to the costs and expenses of the other party. Any amounts remaining shall be considered as proceeds of the sale of Licensed Products manufactured under the Manufacturing Agreement and sold under the Sales Agreement and such amounts shall, subject to the terms of the Consent and Agreement, be distributed as provided in the Manufacturing Agreement and Sales Agreement or, if applicable, Section 3.1 hereof.

         5.2 Infringement Charges Against the Licensee. In the event that any action, suit or proceeding is brought against, or written notice or threat thereof is provided to, the Licensee alleging infringement of any patent or unauthorized use or misappropriation of technology arising out of or in connection with the Licensee's practice of the Licensed Intellectual Property and the Patents, the Licensee shall have the right to defend at its own expense such action, suit or proceeding and, in furtherance of such rights, the Licensors hereby agree that the Licensee may join the Licensors as parties in such suit, without expense to the Licensors. The Licensee shall hold harmless and indemnify the Licensors from and against any order for costs arising without fault of the Licensors that may be made against the Licensors in such proceedings, unless such order arises out of or relates to facts and circumstances involving a breach of any representation or warranty by the Licensors. The Licensors agree to cooperate with the Licensee, at the Licensee's expense, in connection with the Licensee's response to or defense of such action, suit or proceeding, or notice or threat thereof.

         5.3 Cooperation. In the event that a party shall undertake the enforcement and/or defense of the Licensed Intellectual Property or the Patents by legal or patent office proceedings pursuant to this Agreement, the other party shall, at the request and expense of the party undertaking such enforcement and/or defense, cooperate in all reasonable respects and, to the extent possible, have its employees testify when requested and make available relevant records, papers, information, samples and the like.

                           SECTION 6. INDEMNIFICATION

         6.1 Indemnification by Licensors. Each Licensor hereby agrees that it shall be responsible for, indemnify, hold harmless and defend the Licensee and its Affiliates and their respective directors, officers, managing members, shareholders, partners, attorneys, accountants, agents, employees and consultants and their respective heirs, successors and assigns (collectively, the "Licensee Indemnitees"), from and against any and all liability, loss, claims, lawsuits, damages, injury, settlements, costs and expenses whatsoever (as incurred), including but not limited to court costs and reasonable attorneys' fees (collectively, "Losses") suffered or

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incurred by any Licensee Indemnitee arising out of, relating to, resulting from or in connection with (a) any patent infringement claims or actions brought by third parties related to the manufacture, use or sale of the Licensed Products, and (b) any action, suit or other proceeding, or compromise, settlement or judgment, relating to any of the foregoing matters described in subparagraph (a) hereof with respect to which the Licensee Indemnitees are entitled to indemnification hereunder. The foregoing shall not apply to the extent that such Losses are due to the willful misconduct or gross negligence of any of the Licensee Indemnitees.

         6.2 Notice of Claims. In the event that a claim is made pursuant to
Section 6.1 above against any party which seeks indemnification hereunder (the "Indemnitee"), the Indemnitee agrees to promptly notify the other party (the "Indemnitor") of such claim or action and, in any such case the Indemnitor may, at its option, elect to assume control of the defense of such claim or action; provided, however, that (a) the Indemnitee shall be entitled to participate therein through counsel of its own choosing at the Indemnitee's sole cost and expense, (b) the Indemnitee shall fully cooperate with the Indemnitor in all reasonable respects, and (c) the Indemnitor shall not settle or compromise any such claim or action without the prior written consent of the Indemnitee unless such settlement or compromise includes a general release of the Indemnitee from any and all liability with respect thereto.

                           SECTION 7. CONFIDENTIALITY

         7.1 Definition. "Confidential Information" means all technical, scientific and other know-how and information, trade secrets, knowledge, technology, means, methods, processes, practices, formulas, instructions, skills, techniques, procedures, specifications, data, results and other material, pre-clinical and clinical trial results, manufacturing procedures, test procedures and purification and isolation techniques, and any tangible embodiments of any of the foregoing, and any scientific, manufacturing, marketing and business plans, any financial and personnel matters relating to any party hereto or its present or future products, sales, suppliers, customers, employees, investors or business, that has been disclosed by or on behalf of the Licensee to one or both Licensors or by one or both Licensors to the Licensee either in connection with the discussions and negotiations pertaining to this Agreement or in the course of performing or otherwise in connection with this Agreement. Without limiting the foregoing, the terms of this Agreement will be deemed "Confidential Information" and will be subject to the terms and conditions set forth in this Section 7.

         7.2 Exclusions. Notwithstanding the foregoing Section 7.1, any information disclosed by a party to the other party will not be deemed "Confidential Information" to the extent that such information:

                  (a) at the time of disclosure is in the public domain;

                  (b) becomes part of the public domain, by publication or otherwise, through no fault of the party receiving such information;

                  (c) at the time of disclosure is already in possession of the party who received such information, as established by contemporaneous written records;

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                  (d) is received by a party in good faith from any third party independent of the disclosing party, where the receiving party has no reason to believe that such third party has obtained such information by any wrongful means;

                  (e) is independently developed by a party without use of or reference to any other party's Confidential Information, as established by contemporaneous written records; or

                  (f) is required to be disclosed under securities laws, rules and regulations applicable to the Licensee, Ortec or Orcel, as the case may be, or pursuant to the rules and regulations of the Nasdaq Stock Market or any other stock exchange or stock market on which securities of the Licensee, Ortec or Orcel may be listed for trading.

         7.3 Disclosure and Use Restriction. Except as expressly provided herein, the parties agree that, for the longer of (i) fifteen years from the Effective Date, and (ii) the Term of this Agreement and the ten-year period following any termination of this Agreement, each party and its Affiliates will keep completely confidential and will not publish or otherwise disclose any Confidential Information of the other parties, its Affiliates or sublicensees. None of the parties will use Confidential Information of the other parties except as necessary to perform its obligations or to exercise its rights under this Agreement.

         7.4 Permitted Disclosure. The obligations of Section 7.3 will not apply to any disclosure of Confidential Information to the extent such disclosure is required by operation of the law or the requirement of a court or governmental agency; provided, however, that: (i) the party subject to such required disclosure will have promptly notified the other party prior to such disclosure and such other party will have been given the opportunity to oppose such disclosure by the party subject to the required disclosure by seeking a protective order or other appropriate remedy; (ii) the party subject to such required disclosure will disclose only that portion of Confidential Information legally required to be disclosed; and (iii) the party subject to such required disclosure will exercise all reasonable efforts to maintain the confidential treatment of Confidential Information.

                 SECTION 8. INTELLECTUAL PROPERTY; IMPROVEMENTS

         8.1 Rights to Proprietary Technology. No party shall through this Agreement obtain any rights to any other party's proprietary technology except for such rights as are expressly granted or allocated under this Agreement.

         8.2 Improvements and Filing, Prosecution and Maintenance of Patents.

                  8.2.1 As between the parties, the Licensee will own all right, title and interest in and to the Licensee Improvements. Each Licensor agrees to assign and hereby assigns to the Licensors all of such Licensor's right, title, and interest in and to the Licensee Improvements.

                  8.2.2 As between the parties, the Licensors will own all right, title and interest in and to the Licensor Improvements. The Licensee agrees to assign and hereby assigns to the Licensors all of the Licensee's right, title and interest in and to the Licensor Improvements.

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                  8.2.3 Each Licensor hereby grants to the Licensee a license in the Territory to the Licensor Improvements upon the same terms (and for no additional royalty or other consideration) as set forth in Section
         2.1 hereof.

                  8.2.4 The Licensee hereby grants to each Licensor a non-exclusive, royalty-free, paid-up license to use the Licensee Improvements solely as needed by such Licensor to make or have made the Licensed Products.

                  8.2.5 In the event that any Licensee Improvements or Licensor Improvements owned by any party are deemed patentable, such party shall be entitled to file and prosecute patent applications related thereto and maintain patents issued thereon, in its own name and at its own cost. The other parties shall render reasonable assistance to such party in filing such applications whenever requested to do so, at such filing party's sole cost and expense. The Licensee and the Licensors agree to sign and execute such forms and documents as may be reasonably requested by the other party as being necessary or desirable to vest or confirm in such other party title to all such Licensee Improvements or Licensor Improvements, as the case may be, owned by such other party.

                      SECTION 9. LIMITATIONS ON LIABILITY

         9.1 No Warranties. Except as expressly set forth herein, none of the parties makes any representations or warranties as to any matter whatsoever. EACH PARTY HEREBY DISCLAIMS ANY AND ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE LICENSED INTELLECTUAL PROPERTY AND THE LICENSED PRODUCTS, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE.

         9.2 Limitation of Damages. IN NO EVENT SHALL ANY PARTY BE LIABLE FOR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, LOSS OF PROFITS) SUFFERED BY ANY OTHER PARTY, EXCEPT TO THE EXTENT OF ANY SUCH DAMAGES PAID TO A THIRD PARTY AS PART OF A THIRD-PARTY CLAIM.

         9.3 Force Majeure. In the event of strikes, lock-outs or other industrial disturbances, rebellions, mutinies, epidemics, landslides, lightning, earthquakes, fires, hurricanes or other storms, floods, sinking, drought, civil disturbances, explosions, acts or decisions of duly constituted municipal, state or national governmental authorities or of courts of law, as well as impossibility to obtain equipment, supplies, fuel or other required materials, in spite of having acted with reasonable diligence, or by reason of any other causes which are not under the control of the party requesting the abatement of performance, or causes due to unexpected circumstances which are not possible to eliminate or overcome with due diligence by such party ("Force Majeure"), the party or parties agree that, if either the Licensee or the Licensors finds themselves wholly or partially unable to fulfill their respective obligations under this Agreement by reasons of Force Majeure, the party or parties affected shall advise such other parties in writing of its or their inability to perform, giving a detailed explanation of the occurrence of the event which excuses performance as soon as possible after the cause or event has occurred. If such notice is

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given, the performance of the party or parties giving the notification shall be abated, and any time deadlines shall be extended for so long as performance may be prevented by Force Majeure; provided, however, that in the event the suspension of performance continues for more than ninety (90) days after the date of the occurrence of such Force Majeure, and such failure to perform would constitute a material breach of this Agreement in the absence of such Force Majeure, the non-affected party may terminate this Agreement immediately by written notice to the other party.

                          SECTION 10. NON-USE OF NAMES

         Except to the extent permitted under the license of Trademarks in
Section 2.1 (b) above, the Licensee shall not use the name of the Licensors, and the Licensors shall not use the name of the Licensee, nor in either case the name of any of the Affiliates or employees of such other party or parties, nor any adaptation thereof, in any advertising, promotional or sales literature without prior written consent obtained from such other party in each case (which consent shall not be unreasonably withheld or delayed).

                           SECTION 11. PATENT MARKING

         The Licensee shall mark all Licensed Products made, used, offered for sale, sold or imported under this Agreement, or their containers, in accordance with the applicable patent marking laws.

                        SECTION 12. TERM AND TERMINATION

         12.1 Term. The term of this Agreement shall commence on the Effective Date and shall continue until the date that is six (6) years after the Launch Date (the "Initial Expiration Date"), unless sooner terminated in accordance with the provisions of this Section 12 (the "Term"). The Term shall be automatically extended beyond the Initial Expiration Date for each successive one (1) year period for which the term of the Sales Agreement is extended pursuant to Section 5 of the Sales Agreement.

         12.2 Termination for Default.

                  12.2.1 The Licensee shall have the right to terminate this Agreement upon the occurrence of any of the following events: (a) the Licensee may terminate this Agreement immediately on written notice to the Licensors in the event that the Manufacturing Agreement and/or the Sales Agreement shall have terminated by reason of material breach of one or both Licensors thereunder and (b) the Licensee may terminate this Agreement if either Licensor shall commit a material breach of the terms of this Agreement and the same shall not be remedied within ninety (90) days after written notice thereof is given by the Licensee to the Licensors.

                  12.2.2 The Licensors shall have the right to terminate this Agreement upon the occurrence of any of the following events: (a) the Licensors may terminate this Agreement immediately on written notice in the event that the Manufacturing Agreement and/or the Sales Agreement shall have terminated by reason of material breach of the Licensee thereunder and (b) the Licensors may terminate this Agreement if the Licensee shall commit a material breach of the terms of this Agreement and the same shall not be remedied within ninety
(90) days after written notice thereof is given by the Licensors to the Licensee.

         12.3 Termination by Licensee. The Licensee may terminate this Agreement or any license hereunder at any time by giving at least thirty (30) days' prior written notice to the Licensors. The termination right contained in this Section
12.3 is independent of any termination right the Licensee or Licensors may have under the Manufacturing Agreement or the Sales Agreement and any termination of this Agreement by the Licensee pursuant to this Section 12.3 shall not be interpreted or construed as any action with respect to or in furtherance of termination of the Manufacturing Agreement or the Sales Agreement.

         12.4 Termination by Licensors. In the event that Ortec at any time has the right to terminate, and in fact properly terminates, the Sales Agreement pursuant to Section 11(a)(2) thereof (or, if the Sales Agreement is not then in effect, would have the right to terminate the Sales Agreement pursuant to said
Section 11(a)(2)), then the Licensors may terminate this Agreement upon the same prior written notice and after the occurrence of the same events and subject to the same terms and conditions as are provided in said Section 11(a)(2).

         12.5 Termination for Change in Control. Upon the occurrence of a Change in Control (as defined in the Sales Agreement) of Ortec, in the event that the Licensee or Ortec has the right to terminate, and in fact properly terminates, the Sales Agreement pursuant to Section 11(a)(7) thereof (or, if the Sales Agreement is not then in effect, would have the right to terminate the Sales Agreement pursuant to said Section 11(a)(7)), such party may terminate this Agreement on the same terms and conditions (including the same prior written notice) and subject to the same terms and conditions as are provided for in
Section 11 (a)(7) of the Sales Agreement; provided, however, that no such termination of this Agreement by Ortec or the Licensors shall be effective unless and until Ortec shall have indefeasibly paid the Termination Fee (as defined in the Sales Agreement) in full to the Licensee.

         12.6 Consequences of Termination. The termination of this Agreement for any reason shall be without prejudice to (i) the right of the Licensors to receive all amounts accrued under Section 3 hereof prior to the effective date of such termination, (ii) the rights and obligations of the parties pursuant to Sections 5, 6, 7, 8 and 9 hereof, and (iii) any other remedies as may now or hereafter be available to any party, whether under this Agreement or otherwise. After the effective date of the termination of this Agreement for any reason, the Licensee may sell all Licensed Products in inventory and complete Licensed Products in the process of manufacture at the time of such termination and sell the same.

                           SECTION 13. MISCELLANEOUS

         13.1 Notices. All notices, reports and/or other communications made in accordance with this Agreement, shall be deemed to be duly made or given (i) when delivered by hand, (ii) three days after being mailed by registered or certified mail (air mail, if mailed overseas), return receipt requested, or
(iii) when received by the addressee, if sent by facsimile transmission or by Express Mail, Federal Express or other express delivery service (receipt requested), in each case addressed to such party at its address set forth below (or to such other address as such party may hereafter designate as to itself by notice to the other party hereto):

         In the case of the Licensee:

                           Cambrex Bio Science Walkersville, Inc.
                           8830 Biggs Ford Road
                           Walkersville, Maryland 21793
                           Telecopier: (301) 845-6099
                           Attention: N. David Eansor,
                                      President of BioProducts
                                      Strategic Business Unit

                  with a copy to:

                           Cambrex Corporation
                           One Meadowlands Plaza
                           East Rutherford, New Jersey 07073
                           Telecopier: (201) 804-9852
                           Attention: Peter E. Thauer, General Counsel

                  with a copy to:

                           Paul Royalty Fund, L.P.
                           Two Grand Central Tower
                           140 East 45th Street
                           44th Floor
                           New York, NY 10017
                           Attention: Lionel Leventhal

         In the case of Orcel:

                           Orcel LLC
                           c/o Ortec International Inc.
                           3960 Broadway
                           New York, New York  10032
                           Telecopier: (212) 740-2570
                           Attention: Ron Lipstein,
                           Vice Chairman

                  with a copy to:

                           Feder Kaszovitz Isaacson
                           Weber Skala Bass & Rhine, LLP
                           750 Lexington Avenue, 23rd Floor
                           New York, New York 10022
                           Telecopier: (212) 888-7776
                           Attention: Gabriel Kaszovitz, Esq.

                  with a copy to:
                                       13

                           Paul Royalty Fund, L.P.
                           Two Grand Central Tower
                           140 East 45th Street
                           44th Floor
                           New York, NY 10017
                           Attention: Lionel Leventhal

         In the case of Ortec:

                           Ortec International Inc.
                           3960 Broadway
                           New York, New York 10032
                           Telecopier: (212) 740-2570
                           Attention: Ron Lipstein,
                                      Vice Chairman

                  with a copy to:

                           Feder Kaszovitz Isaacson
                           Weber Skala Bass & Rhine, LLP
                           750 Lexington Avenue, 23rd Floor
                           New York, New York 10022
                           Telecopier: (212) 888-7776
                           Attention: Gabriel Kaszovitz, Esq.

                   with a copy to:

                           Paul Royalty Fund, L.P.
                           Two Grand Central Tower
                           140 East 45th Street
                           44th Floor
                           New York, NY 10017
                           Attention: Lionel Leventhal

         13.2 Amendments, etc. This Agreement may not be amended or modified, nor may any right or remedy of any party be waived, unless the same is in writing and signed by such party or a duly authorized representative of such party. The waiver by any party of the breach of any term or provision hereof by any other party shall not be construed as a waiver of any other subsequent breach.

         13.3 No Waiver; Remedies. No failure or delay by any party in exercising any of its rights or remedies hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies of the parties provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

         13.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, legal representatives, successors and permitted assigns. This Agreement and the rights and obligations hereunder shall not be assignable or transferable, directly or indirectly, by the Licensee or either Licensor without the prior written consent of the other parties (which may not be unreasonably withheld or delayed) except
(i) to an Affiliate of a party so long as such Affiliate agrees in writing to be bound by the terms of this Agreement, (ii) in connection with a Change in Control (as defined in the Sales Agreement) or (iii) in the case of any foreclosure or other similar exercise of remedies by PRF under the PRF Security Agreement, to PRF or its assignees in accordance with applicable law. The assigning party shall remain primarily liable hereunder notwithstanding any such assignment. Any attempted assignment in violation hereof shall be void.

         13.5 Relationship of Parties. The Licensee and the Licensors are not (and nothing in this Agreement shall be construed to constitute them) partners, joint venturers, agents, representatives or employees of each other, nor to create any relationships between them other than that of an independent contractor. Neither the Licensee nor the Licensors shall have any responsibility or liability for the actions of the other party except as specifically provided herein. Neither the Licensee nor the Licensors shall have any right or authority to bind or obligate the other in any manner or make any representation or warranty on behalf of the other. The foregoing provisions of this Section 13.5 relate solely to the relationship between the Licensee, on the one hand, and the Licensors, on the other hand.

         13.6 Expenses. Unless otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party which shall have incurred the same and the other party shall have no liability relating thereto.

         13.7 TRS Machines and TRS Trays. In the event that Ortec breaches its obligations under Section 6(c) of the Sales Agreement or the Sales Agreement terminates, Cambrex shall have the right to make arrangements directly with Ortec's supplier(s) of TRS Machines and TRS Trays (as such terms are defined in the Sales Agreement), or with an alternative supplier, to have TRS Machines and/or TRS Trays made for and supplied to Cambrex in sufficient quantities to satisfy customer demand and use of the Licensed Products in the Territory. Title to all such TRS Machines and TRS Trays shall be in Cambrex. In calculating royalties payable to the Licensors under Section 3.1 hereof, Cambrex shall be entitled to deduct any and all amounts paid by Cambrex to obtain such TRS Machines and/or TRS Trays. The Licensors will cooperate with and provide reasonable assistance to the Licensee so that the Licensee can obtain sufficient quantities of TRS Machines and TRS Trays in order to satisfy customer demand and use of the Licensed Products in the Territory.

         13.8 Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior proposals, communications, representations and agreements, whether oral or written, with respect to the subject matter hereof.

         13.9 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions hereof in any other jurisdiction.

         13.10 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         13.11 Headings. The headings used in this Agreement are for convenience of reference only and shall not affect the meaning or construction of this Agreement.

         13.12 Governing Law. This Agreement, including the performance and enforceability hereof, shall be governed by and construed in accordance with the laws of the State of New York, without reference to choice of law doctrine. Each party hereby submits itself for the sole purpose of this Agreement and any controversy arising hereunder to the jurisdiction of the courts located in the State of New York and any courts of appeal therefrom, and waives any objection (on the grounds of lack of jurisdiction, or forum non conveniens or otherwise) to the exercise of such jurisdiction over it by any such courts.

         13.13 Arbitration. Except as expressly provided herein, any dispute, controversy, or claim arising out of or relating to this Agreement, its validity, construction or enforceability or the breach of any of the terms or provisions hereof shall be settled by arbitration under the American Arbitration Association by a panel of three arbitrators, one selected by each party and the third selected by the other two arbitrators. Any arbitration proceeding commenced by either party shall be held in the New York City, New York. The decision of the arbitrators shall be final and binding upon the parties and judgment upon the decision by the arbitrators may be entered in any court of competent jurisdiction, and execution may be had thereon. The expense of such arbitration, including attorneys' fees, shall be allocated between the parties as the arbitrators may decide and as the claims and interests of each party may prevail. Notwithstanding anything to the contrary contained in this Section 13.13, any dispute, controversy or claim relating to actual or threatened unauthorized use or disclosure of any Confidential Information, or the validity, applicability, enforceability or infringement of any Patents, shall not be required to be submitted to arbitration hereunder and shall be resolved by a court of competent jurisdiction.

         13.14 Acknowledgement. The parties hereto acknowledge that this Agreement is a license of intellectual property within the meaning of 11 U.S.C. 'SS'365(n).



                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                    ORCEL LLC


                                    By:    /s/ Ron Lipstein
                                         --------------------------------
                                    Name:  Ron Lipstein
                                         --------------------------------

                                    Title: Chief Executive Officer
                                         --------------------------------


                                    ORTEC INTERNATIONAL INC.


                                    By:    /s/ Ron Lipstein
                                         --------------------------------
                                    Name:  Ron Lipstein
                                         --------------------------------
                                    Title: Chief Executive Officer
                                         --------------------------------



                                    CAMBREX BIO SCIENCE WALKERSVILLE, INC.


                                    By:    /s/ David Eansor
                                         --------------------------------
                                    Name:  N. David Eansor
                                         --------------------------------
                                    Title: President, BioProducts
                                         --------------------------------

                                    Exhibit A

                                 CCS Technology

The method for making skin equivalents and the product obtained thereby as described in the claims of:

1.   U.S. Patent RE 35,399 (re-issue of U.S. Patent 5,282,859);

2.   U.S. Patent 6,039,760;

3. U.S. Patent Application Serial No. 09/749,226, Filing Date - December 27, 2000, now abandoned;

4. U.S. Patent Application Serial No. 09/751,001, Filing Date - December 28, 2000, now U.S. Patent No. 6,500,464;

The cryopreservation method for the skin equivalents described above and the product obtained thereby as described in:

5.   U.S. Patent Application Serial No. 10/032,929, now U.S. Patent 6,638,709;

6. U.S. Patent Application No. 10/641,655. This is a Divisional Application of No. 5 above directed to product claims.

                                    Exhibit B

                                     Patents

                 U.S. Patent No.                                Expiration Date
                 --------------                                 ---------------
 RE # 35,399 (re-issue of U.S. Patent 5,282,859)               February 1, 2011

                    5,282,859                                  February 1, 2011

                    6,039,760                                  February 1, 2011

                    6,500,464                                  December 28, 2020

                    6,638,709                                  December 26, 2020

U.S. Patent Application No. 10/641,655. This is a divisional application of U.S. Patent No. 6,638,709 listed above.

                                    Exhibit C

                             Manufacturing Agreement

                                    Exhibit D

                                 Sales Agreement